Exhibit 3.55

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

OFFICE OF THE SECRETARY OF STATE

[ILLEGIBLE]

[ILLEGIBLE]

1.  NAME OF CORPORATION:

REM Connecticut Community Services, Inc.

2.  THE CERTIFICATE OF INCORPORATION IS (check A, B, or C).

X	A. AMENDED.
B. AMENDED AND RESTATED.
C. RESTATED.

3.  TEXT OF EACH AMENDMENT / RESTATEMENT:

RESOLVED, that Article I of the Certificate of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Connecticut Community Services, Inc.

FURTHER RESOLVED, that this amendment to the Certificate of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

4.  VOTE INFORMATION (check A, B, or C):

X	A.	The resolution was approved by shareholders as follows:
[Illegible]

X             The amendment was approved by the shareholders. There is 1 voting group eligible to vote on the amendment. The designation of voting goups entitled to vote separately on the amendment, the number of votes in each, the number of votes indisputably represented at the meeing at which the amendment was adopted and the votes cast for and against the amendment were as follows:

The voting group consisting of 100 outstanding shares of common (class or series) stock is entitled to 100 votes.  There were 100 votes present at the meeting.  The voting group cast 100 votes for and 0 votes against approval of the amendment.  The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

B.	The amendment was adopted by the board of directors without shareholder action. No sharehol der vote was required for adoption.

C.	The amendment was adopted by the Incorporators without shareholder action. No shareholder vote was required for adoption.

5. EXECUTION:

Dated this 12th day of July, 2000.

Craig R. Miller	Secretary	/s/ Craig R. Miller

Print or type name of signatory	Capacity of signatory	Signature

CERTIFICATE OF INCORPORATION

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-04/ new I-97

(For Office Use Only)

[ILLEGIBLE]

1.              NAME OF CORPORATION:

REM-Connecticut Community Services, Inc.

2.              TOTAL NUMBER OF AUTHORIZED SHARES : 20,000

If the corporation has more than one class of shares, it must designate each class and the number of shares authorized within each class below.

Class	Number of shares per class

3.              TERMS, LIMITATIONS, RELATIVE RIGHTS AND PREFERENCES OF EACH CLASS OF SHARES AND SERIES THEREOF PURSUANT TO CONN. GEN. STAT. SECTION 33-665:

Authorized shares shall be common shares with unlimited voting rights and said shares shall be entitled to receive the net assets of the corporation upon dissolution.

4. APPOINTMENT OF REGISTERED AGENT [ILLEGIBLE]

Acceptance of appointment

C.T. CORPORATION SYSTEM

By:	/s/ Susan J. Warner, Asst Secy
Signature of agent Susan J. Warner

5. OTHER PROVISIONS:

See Attachment A

6. EXECUTION

Dated this 9 day of December, 1997

Certificate must be signed by each incorporator.

PRINT OR TYPE NAME OF
INCORPORATOR(S)	SIGNATURE(S)	COMPLETE ADDRESS(ES)

3400 City Center, 33 S. Sixth St.
Nancy Roetman Menzel	/s/ Nancy Roetman Menzel	Minneapolis, MN 55402

3400 City Center, 33 S. Sixth St.
Nancy G. Barber Walden	/s/ Nancy G. Barber Walden	Minneapolis, MN 55402

FILING #0001782442 PG 03 OF 04 VOL B-00160
FILED 12/10/1997 08:30 AM PAGE 02003
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

ATTACHMENT A

A. The name and address of the individual who are to serve as the initial

Directors are as follows:

Thomas E. Miller

6921 York Avenue South

Edina, MN 55435

Craig R. Miller

6921 York Avenue South

Edina, MN 55435

Douglas V. Miller

6921 York Avenue South

Edina, MN 55435

5B.                               Directors shall have no personal liability to the corporation or its shareholders for monetary damages for breach of duty as a director in excess of the compensation received by the director for serving the corporation during the year of the violation if such breach did not (i) involve a knowing and culpable violation of law by the director, (ii) enable the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation, or (v) create liability under Section 33-757 of the Connecticut Business Corporation Act.  The foregoing provision shall not limit or preclude the liability of a director for any act or omission occurring prior to the filing date of this Certificate of Incorporation.

5C.                               The corporation shall indemnify its directors for liability, defined to include the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan or reasonable expenses incurred with respect to a proceeding, to any person for any action taken, or any failure to take any action as a director, except liability that (i) involved a knowing and culpable violation of law by the director, (ii) enabled the director or an associate, as defined in Section 33-840 of Connecticut Business Corporation Act, to receive an improper personal gain, (iii) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the corporation or, (v) created liability under Section 33-757 of the

FILING #0001782442 PG 04 OF 04 VOL B-00160
FILED 12/10/1997 08:30 AM PAGE 02004
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Connecticut Business Corporation Act, provided the foregoing provision shall not affect the indemnification of or advances of expenses to a director for any liability stemming from acts or omissions occurring prior to the date of this Certificate of Incorporation.